UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2004

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

333-107066	20-0068852
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Acquisition of Assets

Acquisition of the Wildwood Buildings

On September 20, 2004, Wells Real Estate Investment Trust II, Inc. (the “Registrant”) purchased a 15-story office building containing approximately 317,000 rentable square feet, a six-story office building containing approximately 265,000 rentable square feet and a two-story office building and a three-story office building connected by a covered walkway containing approximately 250,000 rentable square feet (collectively, the “Wildwood Buildings”). The Wildwood Buildings are located on three adjacent tracts of land consisting of a total of approximately 28.5 acres at 2500 Windy Ridge Parkway, 4200 Wildwood Parkway and 4100/4300 Wildwood Parkway in Atlanta, Georgia. The purchase price of the Wildwood Buildings was approximately $172.2 million, plus closing costs. The acquisition was funded with net proceeds raised from the Registrant’s ongoing offering of public stock and with proceeds from the Registrant’s $430.0 million line of credit. The Wildwood Buildings were purchased from Wildwood Associates, which is not affiliated with the Registrant, its subsidiaries or Wells Capital, Inc. (the “Advisor”).

The Wildwood Buildings, which were completed in 1985, 1996 and 1998, are leased to General Electric Company (“GE”) (approximately 32%), BlueLinx Corporation (“BlueLinx”) (approximately 30%), Coca-Cola Enterprises, Inc. (“Coca-Cola Enterprises”) (approximately 27%) and various other office and retail tenants (approximately 10%).

GE, which is traded on the New York Stock Exchange, is one of the largest and most diversified industrial corporations in the world. GE produces aircraft engines, locomotives and other transportation equipment, appliances (kitchen and laundry equipment), lighting, electric distribution and control equipment, generators and turbines, nuclear reactors, medical imaging equipment, and plastics. Its financial arm, which includes commercial finance, consumer finance, equipment management and insurance businesses, accounts for nearly half of the company’s sales, making GE one of the largest financial services companies in the United States. Other operations include the NBC Television Network. GE employs approximately 305,000 people and reported a net worth, as of June 30, 2004, of approximately $98.3 billion.

BlueLinx, formerly one of the largest divisions of Georgia-Pacific Corporation, is the largest building products distributor in the United States (the BlueLinx lease was assigned from Georgia-Pacific in May 2004). BlueLinx offers 10,000 products from over 750 suppliers to service an estimated 11,700 customers, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. Headquartered in Atlanta, with approximately 3,300 employees, BlueLinx operates 63 distribution facilities strategically located in markets across the United States and one distribution facility in Canada.

Coca-Cola Enterprises, which is traded on the New York Stock Exchange, is the world’s largest marketer, distributor and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in six countries, including France and Great Britain. Coca-Cola Enterprises employs approximately 74,000 people and reported a net worth, as of July 2, 2004, of approximately $4.8 billion.

The current aggregate annual base rent for GE, BlueLinx, Coca-Cola Enterprises and the six other tenants in the Wildwood Buildings is approximately $11.8 million. The current weighted average remaining lease term for all tenants in the Wildwood Buildings is approximately 11 years. BlueLinx and Coca-Cola Enterprises have the right, at their option, to extend the initial terms of their leases for one five-year period. GE has the right, at its option, to extend the initial term of its lease for two additional five-year periods.

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Cousins Properties Incorporated, which is not affiliated with the Registrant, its subsidiaries or the Advisor, is the current on-site property manager for the Wildwood Buildings. The Registrant does not intend to make significant renovations or improvements to the Wildwood Buildings in the near term. Management believes that the Wildwood Buildings are adequately insured.

Item 2.03. Creation of a Direct Financial Obligation

On September 20, 2004, the Registrant drew down approximately $160.0 million from its existing $430.0 million credit facility with Bank of America, N.A. to fund the acquisition of the Wildwood Buildings. Following this draw, approximately $319.5 million is currently outstanding under the credit facility. Borrowings under the credit facility bear interest at LIBOR plus 225 basis points or the base rate plus 50 basis points, at the Registrant’s option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America’s prime rate for such day. Under the terms of the credit facility, the Registrant is required to repay outstanding principal and accrued interest by November 11, 2004. The Registrant is able to extend this initial maturity date by an additional 180 days if the Registrant seeks an extension and meets the related conditions set forth in the agreement. During the initial 180-day term, the agreement allows the Registrant to borrow up to 70% of the aggregate cost of the subset of lender-approved properties with an aggregate average occupancy rate of 85% (the “Borrowing Base”). Based on the value of the Borrowing Base properties, the Registrant has approximately $102.4 million in remaining capacity under the $430.0 million credit facility. The credit facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. In the event the Registrant is in default under the facility, the lender may elect to record all of the mortgages and foreclose.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before December 4, 2004, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See Paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC. (Registrant)

By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

Date: September 20, 2004

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